UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 8, 2009, Coffeyville Resources, LLC (the “Company”), a wholly-owned subsidiary of CVR Energy, Inc., and J. Aron & Company (“J. Aron”), mutually agreed to terminate certain commodity price derivative transactions entered into pursuant to the ISDA Master Agreement and Schedule thereto, each dated as of June 24, 2005, as amended (the “Swap Agreement”). The Swap Agreement was expected to terminate in 2010. However, a recent amendment to the Company’s credit facility permitted early termination of the Swap Agreement, and the Company and J. Aron completed all of their remaining obligations under the Swap Agreement in advance. In connection with such termination, the $60 million funded letter of credit supporting the Company’s obligations under the Swap Agreement was terminated, with the $60 million of credit linked deposits being returned to the lenders.
     J. Aron is an affiliate of Goldman, Sachs & Co. Affiliates of Goldman, Sachs & Co. are significant shareholders of CVR Energy, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 16, 2009

CVR ENERGY, INC.
By:	/s/ Edward Morgan
Edward Morgan
Chief Financial Officer and Treasurer